Exhibit 99.1

Poster 376

APS2013, New Orleans, LA

 rvickery@theravance.com

TD-1211 Demonstrates Tolerability and Clinical Activity Following Multiple Treatment

Administration Strategies in Patients with Opioid-Induced Constipation

Neil Singla(1), Daniel Canafax(2), Angela Kang(2), Yu-Ping Li(2), Ullrich Schwertschlag(2), Lynn Webster(3), and Ross Vickery(2)

(1) Lotus Clinical Research, Inc., Pasadena, CA; (2) Theravance, Inc., South San Francisco, CA; (3) Lifetree Clinical Research, Inc., Salt Lake City, UT

Introduction

•             Opioid analgesics such as morphine continue to play a critical role in chronic cancer and non-cancer pain control.(1) Despite their effectiveness, opioids have significant drawbacks, notably the development of analgesic tolerance and physical dependence, sedation, respiratory depression and bowel dysfunction.(2)

•             Opioid-induced constipation (OIC) is common, affecting up to 80% of patients receiving opioids for chronic non-cancer pain.(3)

•             TD-1211 is an investigational, peripherally selective, mu-opioid receptor antagonist designed to alleviate gastrointestinal side effects of opioid therapy without affecting analgesia.

•             TD-1211 was assessed in a Phase 2, single-blind exploratory study in 95 adult patients with OIC.

•             The safety and tolerability of various doses, dosing strategies and dose escalations of TD-1211, as well as efficacy results, from this study are reported here.

Methods

•             A single-blind, multi-center, six-cohort study was conducted in chronic non-cancer pain patients with OIC, defined as <5 spontaneous bowel movements (SBMs) over a 2-week baseline period and at least one additional symptom of constipation in at least 25% of the bowel movements.

•             The first four cohorts received an oral dose of TD-1211 5mg once daily for either 4 days (Cohorts 1 and 2) or 2 days (Cohorts 3 and 4), followed by an increase in daily dose to either 10mg or 15mg for two weeks. Cohort 5 received 2mg once daily and cohort 6 received 2.5mg q6h for two weeks without dose escalation (Figure 1).

•             For at least 14 days prior to Day 1, patients were on a stable chronic opioid regimen, with a total daily dose of >30mg morphine equivalent units (MEU).

•             Patients were required to stop laxatives and bowel regimens, except protocol-permitted rescue bisacodyl use, throughout the study.

•             Electronic diaries collected frequency, timing, and symptoms of bowel movements; use of laxatives and opioids; and daily pain scores.

•             The primary study objective was to evaluate the safety and tolerability of TD-1211 5mg once daily as an initiation dose, for 4 or 2 days, escalated to 10mg or 15mg once daily as maintenance therapy for 2 weeks.

•             Additional study objectives were to examine the tolerability and effects of a TD-1211 2mg qd dose and a TD-1211 2.5mg q6h dose administered for two weeks; and to assess the efficacy of TD-1211 10mg and 15mg doses.

Results

Patient baseline characteristics

•             95 patients were enrolled, 16 patients per cohort, except Cohort 6 which enrolled 15 patients.

•             12 (12.6%) patients terminated study early; 6 due to adverse events (AEs); 2 each for physician decision and withdrawal by subject; and 1 each for other and protocol deviation.

Demographics

•             Mean age was 48.0 years (range = 22.0 to 65.0) and was similar across cohorts.

•             55.8% of patients were female and 78.9% were white.

OIC

•             Mean baseline daily oral opioid dose ranged across cohorts from 93 to 170 MEU, with the lowest and highest doses being 30 and 745 MEU, respectively.

•             During the baseline period, 55% of patients used bisacodyl, and bisacodyl was not used more than 3 days by any patient.

•             Mean baseline SBMs/week was 0.9 to 1.7; mean baseline complete spontaneous bowel movements (CSBMs)/week was 0.1 to 0.6.

Figure 1: Study Schematic

Table 1: Adverse Events Reported in > 5% of Patients

	TD-1211
Safety	Cohort 1	Cohort 2	Cohort 3	Cohort 4	Cohort 5	Cohort 6	All TD-1211
Population	(n=16)	(n=16)	(n=16)	(n=16)	(n=16)	(n=15)	(N=95)

Any AEs, n (%)	7 (43.8)	11 (68.8)	9 (56.3)	8 (50.0)	3 (18.8)	6 (40.0)	44 (46.3)

Gastrointestinal Disorders	5 (31.3)	7 (43.8)	6 (37.5)	4 (25.0)	3 (18.8)	6 (40.0)	31 (32.6)

Abdominal Distension	2 (12.5)	1 (6.3)	0	1 (6.3)	0	1 (6.7)	5 (5.3)

Abdominal Pain	1 (6.3)	1 (6.3)	3 (18.8)	3 (18.8)	2 (12.5)	4 (26.7)	14 (14.7)

Diarrhea	0	2 (12.5)	3 (18.8)	0	1 (6.3)	0	6 (6.3)

Flatulence	0	2 (12.5)	2 (12.5)	1 (6.3)	0	3 (20.0)	8 (8.4)

Nausea	1 (6.3)	3 (18.8)	3 (18.8)	1 (6.3)	0	1 (6.7)	9 (9.5)

Nervous System Disorders	2 (12.5)	2 (12.5)	4 (25.0)	0	0	1 (6.7)	9 (9.5)

Headache	2 (12.5)	2 (12.5)	2 (12.5)	0	0	0	6 (6.3)

Table 2: GI-Related Adverse Events; 4-Day and 2-Day Initiation Periods

	TD-1211
			Combined			Combined
	Cohort	Cohort 2	1 & 2	Cohort 3	Cohort 4	3 & 4
Safety Population	1 (n=16)	(n=16)	(n=32)	(n=16)	(n=16)	(n=32)
	4-Day Initiation Period			2-Day Initiation Period
Any GI-related AEs of interest, n (%)	1 (6.3)	2 (12.5)	3 (9.4)	3 (18.8)	3 (18.8)	6 (18.8)
Abdominal Pain	0	1 (6.3)	1 (3.1)	3 (18.8)	3 (18.8)	6 (18.8)
Diarrhea	0	0	0	2 (12.5)	0	2 (3.1)
Nausea	1 (6.3)	1 (6.3)	2 (6.3)	2 (12.5)	1 (6.3)	3 (9.4)
Vomiting	0	0	0	1 (6.3)	0	1 (3.1)

Figure 2: Spontaneous Bowel Movements

Intent to Treat Population (ITT) - observed cases TMP = treatment maintenance period.

Figure 3: Complete Spontaneous Bowel Movements

Intent to Treat Population (ITT) - observed cases. TMP = treatment maintenance period.

Primary study objective

•             TD-1211 was generally well tolerated at all dose levels tested (Table 1) .

•             Initiating treatment with TD-1211 5mg for 4 days resulted in fewer GI-related AEs (Table 2).

•             Escalating TD-1211 to 10mg versus 15mg did not produce unexpected AEs or events of greater severity (Table 1).

Secondary tolerability and safety objectives

•             The majority of treatment-related GI AEs were associated with initiation of treatment, resolved within a few days, and were mild or moderate in severity.

•             No treatment-emergent serious adverse events (SAEs) were reported.

•             There were no reports of central opioid withdrawal.

•             No clinically significant laboratory, ECG, or vital sign abnormalities were observed.

Efficacy

•             Study 0076 was not powered to show statistical differences between the various doses of TD-1211.

•             TD-1211 10mg and 15mg mean change from baseline at Week 2 in SBM frequency ranged from 3.3 to 5.4.

•             TD-1211 10mg and 15mg mean change from baseline at Week 2 in CSBM frequency ranged from 2.8 to 4.4.

•             TD-1211 2mg demonstrated minimal activity with a mean increase from baseline at Week 2 of 1.8 SBMs and 0.7 CSBMs

•             TD-1211 2.5mg q6h was clinically active with a mean increase from baseline at Week 2 of 4.3 SBMs and 4.5 CSBMs.

TD-1211 Conclusions

•             TD-1211 was generally well-tolerated at dose levels up to 15mg. Majority of GI AEs resolved within a few days, and all GI AEs resolved without sequelae.

•             There were no treatment-emergent SAEs.

•             Initiation of dosing at 5mg before escalating to 10mg or 15mg resulted in fewer GI-related AEs.

•             No evidence of centrally-mediated opioid withdrawal.

•             TD-1211 10mg and 15mg administered orally once a day demonstrated a clinically meaningful response at Week 2.

•             These results support further development of a 5mg treatment initiation dose followed by maintenance therapy at up to 15mg qd.

References

(1)         Walsh, T.D. (2000). Seminars in Oncology, 27, 45-63.

(2)         Walsh, T.D. (1990). J. Pain Symptom Manage., 5, 362-367.

(3)         Holzer, P. (2012). Current Pharmaceutical Design, 18, 6010-6020.